UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 17, 2009 (July 13, 2009)

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey	07054
(Address of principal executive office)	(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Harry W. Buckley Executive Employment Agreement

On July 13, 2009, Jackson Hewitt Tax Service Inc. (the “Company”) entered into an executive employment agreement with Harry W. Buckley, the Company’s president and chief executive officer. The material terms of the employment agreement are as follows:

Term. The term of Mr. Buckley’s employment with the Company will end on June 4, 2011 (the “Term”).

Salary and Bonus. Mr. Buckley’s base salary is $500,000 per year. Mr. Buckley is eligible to receive a discretionary annual bonus pursuant to an executive compensation program to be established by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”). In addition, Mr. Buckley received a signing bonus of $100,000, $50,000 of which was paid on the date the employment agreement was executed and $50,000 of which is payable no later than thirty (30) days after the first anniversary of the date the employment agreement; provided, however, that Mr. Buckley must continue to be employed by the Company pursuant to such agreement on such anniversary date in order to receive the second installment of the signing bonus.

Long-Term Incentive Awards. Mr. Buckley is eligible to receive annual or periodic grants of long-term incentive awards, subject to the sole and complete discretion of the Board or the Committee, and upon such terms and conditions as determined by the Board or the Committee.

Additional Benefits. During Mr. Buckley’s employment with the Company, Mr. Buckley is entitled to participate in all present and future employee benefit, retirement and compensation plans generally available to employees of the Company, consistent with Mr. Buckley’s base salary and Mr. Buckley’s position with the Company.

Severance. If Mr. Buckley’s employment with the Company terminates due to either a Without Cause Termination or a Constructive Discharge (each as defined below), the Company will pay Mr. Buckley in a single payment a cash severance benefit in an amount equal to (i) Mr. Buckley’s then-current base salary for the period (the “Continuation Period”) which is the longer of (A) the balance of the eighteen (18)-month period following the commencement of Mr. Buckley’s employment by the Company and (B) six (6) months; and (ii) a pro rata portion of the incentive compensation award at target level for the year in which the termination occurs, provided that all performance targets relating to such award are attained. If within six months following a change-in-control, the Company either terminates Mr. Buckley’s employment without cause or Mr. Buckley resigns his employment due to a constructive discharge, the Company will pay Mr. Buckley in a single payment a cash severance benefit in an amount equal to Mr. Buckley’s then-current base salary.

Additionally, in the event that Mr. Buckley’s employment with the Company terminates due to either a Without Cause Termination or a Constructive Discharge, all of his outstanding and unvested stock options and any other equity awards or other incentive or compensation that is subject to vesting becomes immediately and fully vested and exercisable. All of Mr. Buckley’s options remain exercisable until the later of (i) December 31st of the year in which they would otherwise have expired or (ii) the 15th day of the 3rd month following the month in which they would have expired.

Upon the occurrence of a Without Cause Termination or a Constructive Discharge, Mr. Buckley is also entitled to continued coverage under all health and welfare plans for the executive officer and members of his immediate family, including medical and dental benefits, with the executive officer’s cost being no greater than the cost applicable to the executive officer had the executive officer been an active full time employee of the Company during such time. This coverage continues during the Continuation Period or for twelve months if the Without Cause Termination or Constructive Discharge occurred within six months following a change-in-control.

The severance payments described above are subject to Mr. Buckley executing a release of claims in the Company’s favor.

As used in this Current Report on Form 8-K:

(i) “Without Cause Termination” shall mean: Mr. Buckley’s willful failure to substantially perform his duties as an employee of the Company or any subsidiary thereof (other than any such failure resulting from incapacity due to physical or mental illness); (b) any act of fraud, misappropriation, embezzlement or similar conduct, in each case against the Company or any subsidiary; (c) any act of material dishonesty or similar conduct against the Company or any subsidiary; (d) Mr. Buckley’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); (e) Mr. Buckley’s gross negligence in the performance of his duties; (f) Mr. Buckley makes (or has been found to have made) a false certification to the Company pertaining to its financial statements; or (g) if, in the sole determination of the Board, Mr. Buckley fails to perform his duties in a competent manner and, after written notice to Mr. Buckley of the specific areas of performance that are in need of improvement, he has not made such improvements, within sixty (60) days after receipt of such notice, to the reasonable satisfaction of the Board; and

(ii) “Constructive Discharge” shall mean: (a) any material failure of the Company to fulfill its obligations under the agreement (including, without limitation, any reduction of the base salary, as the same may be increased during the period of employment, or other element of compensation); (b) a material and adverse change to Mr. Buckley’s titles, positions, duties, scope of authority, and responsibilities to the Company (but specifically excluding Mr. Buckley no longer serving as a member of the Board due to failure to be re-elected thereto); or (c) the Company fails to cause the agreement to be assumed by any successor to the business of the Company.

Directorship. Mr. Buckley also will serve as a member of the Board during the Term, subject to re-election, and the Company will continue to re-nominate him for election to the Board during the Term. If requested by the Board, Mr. Buckley will resign from the Board upon the termination of his employment with the Company; provided, however, that Mr. Buckley may continue to serve as a director of the Company after such termination if he continues to be nominated and elected to serve.

Michael C. Yerington Separation Agreement and General Release

On July 14, 2009, the Company entered into a Separation Agreement and General Release (the “Release”) with Michael C. Yerington, the Company’s former president and chief executive officer, whose employment with the Company was terminated on June 4, 2009. Pursuant to the Release, the Company and Mr. Yerington acknowledged that Mr. Yerington’s departure from the Company was a without cause termination under the Amended and Restated Executive Employment Agreement between the Company and Mr. Yerington, effective as of December 4, 2007, thereby entitling Mr. Yerington to receive the following benefits: (i) a cash severance payment of $2,800,000; (ii) the accelerated vesting of 160,642 time-based vesting stock options and 54,616 time-based vesting shares of restricted stock; and (iii) continued coverage under the Company’s health and welfare plans at employee rates for up to twenty (24) months, expiring on June 5, 2011. The Company paid Mr. Yerington $490,000 of the cash severance payment on the date the Release was executed and the balance will be payable on the first business day following the six (6) month anniversary of Mr. Yerington’s effective date of termination. Additionally, with respect to the options to purchase an aggregate of 40,225 shares of the Company common stock (the “Common Stock”) granted to Mr. Yerington on July 24, 2006, Mr. Yerington will have until December 31, 2010 to exercise such options, and with respect to all other options to purchase Common Stock granted to Mr. Yerington, Mr. Yerington will have until June 4, 2011 to exercise such options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/s/ Daniel P. O’Brien
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: July 17, 2009

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